                                                                   EXHIBIT 10.10

                                MERGER AGREEMENT

     THIS MERGER AGREEMENT is made this ___ day of _________, 1999, at Indianapolis, Indiana by and among Global Marketing Concepts, Inc., a Kentucky corporation, (hereinafter referred to as "Private Entity"), Jeremy N. Schell, E. Allen Schuler, Stan Logan, Jr., James Lavelle, Jr., John Lavelle, Jonathan Robertson, its shareholders, (hereinafter referred to as "Stockholders" or "Shareholders"), and NetVision.com, Inc., a Delaware corporation (hereinafter referred to as "NetVision").

                                    RECITALS

     A. Private Entity is a Kentucky corporation, and presently owns and operates an Internet Service Provider ("ISP") business, operated from the locations, identified on SCHEDULE 3.3.5

     B. Both NetVision, through its Board of Directors, and Private Entity, through its Shareholders, Jeremy N. Schell, E. Allen Schuler, Stan Logan, Jr., James Lavelle, Jr., John Lavelle, Jonathan Robertson, believe this Merger to be in the best interests of their respective business entities.

     C. The entities shall merge together, with NetVision surviving the Merger as the new entity (hereinafter "Merged Companies") which shall be known as NetVision.com, Inc. Private Entity shall cease to exist as a separate legal entity, but shall continue to exist as a part of the surviving entity.

     D. The parties intend for the transactions contemplated by this Agreement to be accounted for as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes.

     E. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Section 8 hereof and the consummation of the Closing referred to in Section 9 hereof, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Delaware Secretary of State in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time") and Articles of Merger with the Kentucky Secretary of State in accordance with the relevant provisions of Kentucky law.

     F. Unless otherwise agreed by NetVision and Private Entity the Certificate of Incorporation of NetVision as the Surviving Corporation shall be the Certificate of Incorporation of NetVision as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Certificate of Incorporation.

     G. Unless otherwise agreed by NetVision and Private Entity the By-Laws of NetVision as the Surviving Corporation shall be the By-Laws of NetVision immediately prior to the Effective Time, until thereafter amended as provided by law and Certificate of Incorporation and the By-Laws of Such Surviving Corporation.

     H. Unless otherwise agreed by NetVision and Private Entity the directors and officers of NetVision immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the By-Laws of the Surviving Corporation.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the parties agree as follows:

                             SECTION 1. DEFINITIONS

         As used in this Agreement, the terms identified below in this Section will have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context.

          1.1 Agreement - means this Merger Agreement together with the Attachments.

          1.2 Attachments - means the Schedules and Exhibits referred to herein and attached hereto.

          1.3 Authorization - means any Government consent, license, permit, grant or other governmental authorization.

          1.4 Balance Sheet - means the most recent Balance Sheet available for Private Entity, a copy of which is attached hereto and marked
               SCHEDULE 1.4.

          1.5  Closing - means the Closing of the Transaction as described in
               Section 9 of this Agreement.

          1.6 Closing Date - means the date and time as set forth in Section 9, or such other date and time as subsequently may be agreed upon by the parties, in writing. Any reference herein to the Closing Date for the purpose of establishing a point in time, or calculating a period of time, means 11:59 p.m., local time on the Closing Date.

          1.7 Contract - means any voluntarily entered written or oral agreement or commitment that is legally binding on any person or entity under applicable law.

          1.8 Court Order - means any judgment, decree, injunction or order of any federal, state, local or foreign court that is binding on any person or entity or its property under applicable law.

          1.9  Intentionally left blank.

          1.10 Diminutive Error - Means any mistake, misrepresentation, failure to disclose, or other error, which has a net dollar value of less than Two Thousand Dollars. ($2000.00)

          1.11 Effective Date - means the date first above written unless otherwise agreed to in writing by the Parties.

          1.12 Entity - means a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization whether formed for the conduct of a business or profit seeking activity, active or passive, or not for profit.

          1.13 Financial Statements - means the Balance Sheet, as defined in
               Section 1.4, the Statement of Income and Expenses, as defined in
               Section 1.19, and Cash Flow Statements, when referred to collectively.

          1.14 Intellectual Property - means any trade names, trademarks, service marks, copyrights and work of authorship, and all registrations and applications for the foregoing, and all licenses or license rights related to or based upon the foregoing, software licenses and know-how licenses, trade secrets, fictitious names, assumed names, all industrial models and all United States and foreign patent rights covered by, disclosed in or otherwise related thereto and all registrations and applications therefor and all reissues, divisions, continuations-in-part, re-examinations and extensions thereof, together with the right to sue for past infringement and improper, unlawful or unfair use of any of the foregoing.

          1.15 Merged Assets - means the assets to be merged and transferred by Private Entity to NetVision in accordance with this Agreement as more specifically described in Section 3.3

          1.16 Parties - means NetVision.Com, Inc., Private Entity, and Stockholder.

          1.17 Private Entity - means Global Marketing Concepts, Inc., a Kentucky corporation.

          1.18 Private Entity 's Business - means the existing business operations (including without limitation, the goodwill and going concern value), labor relations, customer and supplier relations, and products, if any, or services, if any, of Private Entity, and the name Private Entity, or any derivative thereof.

          1.19 Statement of Income and Expenses - means the most recent Statement of Income and Expenses available for Private Entity, a copy of which is attached hereto and marked SCHEDULE 1.19.

          1.20 NetVision - means NetVision .com, Inc., a Delaware Corporation.

          1.21 Transaction - means the transaction contemplated by the Agreement, and the related Attachments.

          1.22 Year-End Balance Sheets - means the Balance Sheet for the year ended December 31, 1998.

          1.23 Year-End Statements of Income and Expenses - means the Statements of Income and Expenses of Private Entity for the year ended December 31, 1998.

          1.24 Year-End Financial Statements - means the Year-End Balance Sheets, and the Year-End Statement of Income and Expenses.

                             SECTION 2 - THE MERGER


          2.1 Adoption of Plan of Merger. Both parties have taken all requisite corporate action prior to the date hereof for the purposes of adopting and approving this Agreement pursuant to Delaware and Kentucky law. Upon the closing of the transactions contemplated by this Agreement, NetVision shall cause a Certificate of Merger pursuant to this Agreement to be filed with the Secretary of State of Delaware and Articles of Merger to be filed with the Secretary of State of Kentucky, and shall cause to be filed such certificates, documents or instruments as are required to be filed in such States, any other State required, in order to effectuate the transactions contemplated by this Agreement.

          2.2 General. Private Entity shall be merged with and into NetVision effective as of the Effective Time and the separate corporate existence of Private Entity shall thereupon cease. The Certificate of Incorporation and Bylaws of NetVision as in effect on the Closing Date shall remain in full force and effect. The Merger Consideration shall be payable on the date of Closing as set forth below in Section 3.

          2.3 Conversion of Private Entity Shares. By operation of law and without any further action on the part of NetVision, Private Entity or the Stockholders, the Private Entity Shares shall be converted into a number of NetVision Shares and an amount of cash determined pursuant to Section 3.1 as a result of the Merger of the two entities. NetVision shall deliver to each Stockholder at the Closing and/or within a reasonable time thereafter, a share certificate evidencing ownership of NetVision Shares, as set forth in the table below, upon surrender to NetVision of the share certificate or certificates representing such Stockholder's ownership of Private Entity Shares duly endorsed for transfer or accompanied by properly executed stock powers.

                      SECTION 3 - SPECIFIC TERMS OF MERGER


          3.1  Merger Consideration by NetVision.

               3.1.1 At the Effective Time, by virtue of the Merger and
                     without any action on the part of NetVision, Private Entity or the Stockholders, the Private Entity Shares shall be converted into an aggregate merger consideration equal to six hundred fifty thousand dollars ($650,000). Ten Percent (10%) of said merger consideration, in an amount not less than sixty-five thousand dollars ($65,000) shall be paid in cash at the closing. Said amount shall be payable via certified check(s), wire transfers or other means of immediately available funds and tendered at the Closing, as set forth in the Conditions Precedent set forth below in
                     Section 8. The remainder of the merger consideration shall be paid in shares of NetVision common stock pursuant to Section 3.1.2 herein.

               3.1.2 The NetVision common stock shares are to be allocated to the payment of the remainder of the merger consideration at a rate of one (1) share of NetVision common stock per Five Dollars ($5) of remaining purchase price (the "Exchange Ratio"), for a total number of shares equal to one hundred seventeen thousand (117,000) shares. The shares of NetVision common stock are to be evidenced by the issuance of stock certificates for said number of shares. Said stock certificates shall be tendered at the Closing, as set forth in the Conditions Precedent set forth below in Section 8.

          3.2 Transfer of Stock by Private Entity. To effectuate this Merger, the Stockholders of Private Entity shall surrender all outstanding Private Entity shares to NetVision. The Share certificate or certificates representing such Stockholder's ownership of Private Entity Shares shall be duly endorsed for transfer or accompanied by properly executed stock powers.

          3.3 Transfer of Assets by Private Entity. In connection with the Merger and by operation of law, any and all assets currently held by Private Entity shall be transferred, surrendered or otherwise vested in NetVision. The following list of assets in no way affects the validity of the Merger Agreement, nor does it limit the transfer of all assets of Private Entity in any way, nor does it convert this Agreement to an Asset Purchase Agreement. The items set forth below are for the mutual protection of the parties, and are intended only as a guide to the assets to be transferred. The Merger contemplates the transfer of all assets of Private Entity, whether specifically set forth below or not. This agreement does not contemplate the transfer of any personal assets of the Stockholders, as set forth on SCHEDULE 3.3. Any assets used in the business, not specified on SCHEDULE 3.3, shall be transferred to NetVision herewith.

               3.3.1 All of the Accounts Receivable of Private Entity , as of
                     the Closing Date;

               3.3.2 All inventory of Private Entity;

               3.3.3 All rights to prepaid expenses, as of the Closing Date;

               3.3.4 The motor vehicles described in SCHEDULE 3.3.4;

               3.3.5 The real property owned by Private Entity; all other fixed assets owned by Private Entity and used in connection with the conduct of Private Entity 's business; all right, title and interest in and to all of Private Entity 's Contracts, including but not limited to all Private Entity's rights to any leasehold interest or improvements. SCHEDULE 3.3.5 sets forth without limitation the real property owned by or used in the course of Private Entity's business.

               3.3.6 Any and all of the Customers and Subscribers of Private
                     Entity, as reflected by SCHEDULE 3.3.6. Said Schedule is not intended to be an exhaustive list, rather a guide for the benefit of the parties. Nothing in this Section, this contract, nor any attachment, restricts the transfer of all current, past and prospective customers or clients of Private Entity.

               3.3.7 All manuals, charts, instruction of application, files and records, signs, customer and marketing-data, engineering data, plans and blueprints as are used in connection with Private Entity 's Business, and all documents, papers and records pertaining to employees, customers and vendors in connection with Private Entity 's Business, including accounts receivable and trade payable records; provided, however, that Private Entity may retain all corporate records and minute books, all original books of account and accounting data maintained by Private Entity for financial reporting and tax reporting purpose;

               3.3.8 All Intellectual Property of Private Entity used in
                     connection with Private Entity's business, and including all rights Private Entity has to its know-how, trade secrets, processes, technology, discoveries, patented or unpatented inventions and designs, formulae and procedures and other intellectual property, including, but not limited to, documentation relating to any of the foregoing, all shop rights and the right to sue for past infringement or improper, unlawful or unfair use or disclosure thereof and the right to apply for patent, design or similar protection therefore any where in the world;

               3.3.9 All assignable authorizations relating to or utilized in connection with Private Entity's Business, including without limitation, stationery and other office supplies;

              3.3.10 Any and all Private Entity's interest in and to all telephone, fax and telex numbers, post office box numbers and all listings pertaining to Private Entity's Business in all telephone books and directories, stationery, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and promotional materials. The telephone, fax, telex numbers and post office box numbers being identified in attached SCHEDULE 3.3.10;

              3.3.11 Rights in, to and under third-party manufacturers'
                     warranties;

              3.3.12 Claims as to which Private Entity is a judgment creditor;

              3.3.13 The goodwill and going concern of value of Private
                     Entity's Business;

              3.3.14 All cash, bank deposits, and marketable securities.

              3.3.15 The names Global Marketing Concepts, Inc.;
                     "thoseinternetguys.com"; The Legal Network, Inc.; Louisville.net, Inc.; Internet Partners, Inc.; KentuckyGolf.com; or any derivative thereof.

              3.3.16 Any and all Internet registered web sites, Internet addresses, domain names, e-mail registrations, web-site registrations, or any other internet related license, registration or technological asset used in the business, including but not limited to any such items registered with Internic, or the American Registry for Internet Numbers, in which Private Entity holds any proprietary or leasehold interest, including but not limited to the domain names thoseinternetguys.com; The Legal Network, Inc.; Louisville.net, Inc.; Internet Partners, Inc.; KentuckyGolf.com, any derivative thereof, or any other name used in connection with the ISP business contemplated hereby.

          SECTION 4. JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES
                     OF THE STOCKHOLDERS

          4.1 Representations of Each Stockholder. Each Stockholder severally and not jointly represents and warrants to NetVision as follows:

               4.1.1 Title. Each Stockholder owns beneficially and of record, and has full power and authority to vote and transfer, free and clear of any claims, liens or encumbrances, the Private Entity Shares indicated next to his name below. Such shares constitute all of the Private Entity Shares owned by such Stockholder.


                             NAME                                   OUTSTANDING SHARES             PERCENT OWNERSHIP

                             JEREMY SCHELL                                  221                          46.23%

                             E. ALLEN SCHULER                               221                          46.23%

                             STAN LOGAN, JR.                                10                           2.09%

                             JAMES LAVELLE, JR.                             10                           2.09%

                             JOHN LAVELLE                                   10                           2.09%

                             JONATHAN ROBERTSON                              6                           1.26%

                                                                            478                         100.00%


               4.1.2 Authority. Such Stockholder has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform such Stockholder's obligations hereunder.

               4.1.3 This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding obligation of such Stockholder enforceable in accordance with its terms.

               4.1.4 The execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated by this Agreement will not:

                     4.1.4.1 require the further approval or consent of any
                             federal, state, county or local court or other governmental or regulatory body of the approval or consent of any other person; or

                     4.1.4.2 conflict with or result in a breach or violation
                             of any of the terms and conditions of, or constitute (with notice, lapse of time or both) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to any such Stockholder or any instrument, contract or other agreement, including, but not limited to, Covenant not to Compete, Stock Lien, mortgage lien, assignment contract, or any other contract to which such Stockholder is a party.

          4.2  Intentionally left blank (Moved to Section 5.27)

          4.3  Intentionally left blank (Moved to Section 5.28)

          4.4  Intentionally left blank (Moved to Section 5.29)

          4.5  Intentionally left blank (Moved to Section 5.30)

          4.6 Restricted Shares. Such Stockholder acknowledges, understands and agrees

               4.6.1 The NetVision Shares set forth as consideration in
                     Section 3 have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and have not been registered under any state securities law. The NetVision Shares may not be resold or redistributed without registration under the Securities Act and any applicable state securities laws, unless an applicable exemption from such registration is available.

               4.6.2 The NetVision Shares being acquired by such Stockholder under this Agreement, are being acquired for such Stockholder's own account, for investment purposes, not for the interest of any other person, firm or entity, and not with a view to or present intention of reselling or distributing all or any portion of, or interest in, the NetVision Shares.

               4.6.3 Such Stockholder does not have any right to compel
                     NetVision to register the NetVision Shares under the Securities Act or any state securities law and such Stockholder acknowledges that NetVision has no present intention of registering the NetVision shares, unless as specified in a Registration Rights Agreement, and then only to the extent contained therein, and in the form attached hereto.

               4.6.4 Such Stockholder has such knowledge and experience in financial and business matters that he is capable by himself of evaluating the merits and risks of his investment in the NetVision Shares and of making an informed investment decision.

               4.6.5 Such Stockholder has sought and received competent
                     professional accounting advice from a qualified professional with regard to the tax consequences of owning NetVision Shares and of this transaction in general.

               4.6.6 The certificates evidencing the NetVision Shares shall bear the following legend:

                     THE SHARES REPRESENTED BY THIS STOCK CERTIFIED HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES ACT (THE "STATE ACTS") OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES CANNOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT EITHER REGISTRATION OR AN EXEMPTION FROM REGISTRATION.

          SECTION 5 - JOINT AND SEVERAL REPRESENTATIONS OF SCHELL, SCHULER
                      AND PRIVATE ENTITY

                     Schell, Schuler and Private Entity, jointly and severally, represent and warrant to NetVision as follows:

          5.1 Organization and Qualification; Capitalization. Private Entity is a Kentucky corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. Private Entity has the full corporate power to carry on its business as is now being conducted.

          5.2 The authorized capital stock and the number of shares of capital stock issued and outstanding for Private Entity is as follows:

                      AUTHORIZED CAPITAL STOCK:      1,000
                      ISSUED SHARES:                   478
                      OUTSTANDING SHARES:              478
                      TREASURY SHARES:                   0

          5.3 Authority. Private Entity has the full legal right, power, and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

          5.4 This Agreement has been duly executed and delivered by Private Entity and is the valid and binding obligation of Private Entity enforceable against Private Entity in accordance with its terms.

          5.5 The Board of Directors of Private Entity and the Stockholders have approved, and no other corporate proceedings are necessary to authorize, this Agreement and the consummation of the transactions contemplated by this Agreement.

          5.6 The execution and delivery of this Agreement and the consummation by Private Entity of the transactions contemplated hereby will not:

               5.6.1 conflict with, result in a breach of, or constitute or result in a default under any of the terms, conditions or provisions of the Articles of Incorporation or by-laws or other governing instruments of Private Entity;

               5.6.2 require the further approval or consent of any federal, state, county or local court or other governmental or regulatory body, or the approval or consent of any other person; or

               5.6.3 conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default (with notice, lapse of time or both) under, or a violation of, any statute, regulation, order, judgment or decree applicable to Private Entity or any instrument, contract or other agreement to which Private Entity is a party or to which Private Entity is bound or subject, including without limitation the contracts identified in Sections 5.10 and 5.26 below.

          5.7 Financial Statements/Dividends/Distributions. The balance sheets of Private Entity as defined in SECTION 1.4, and evidenced by
               SCHEDULE 1.4, and the related statements of income and expenses as defined by Section 1.19, and evidenced by SCHEDULE 1.19 (Collectively the "Financial Statements") fairly, accurately and completely represent the financial position of Private Entity on the date of execution of this document in all material aspects, and the results of operations and cash flows for Private Entity for the years then ended.

          5.8 No dividends or other distributions have been made by Private Entity to the Stockholders since January 1, 1999 except for salaries and commissions in the ordinary course of business, or as set forth in SCHEDULE 5.8.

          5.9 Ownership of Operating Assets. Private Entity has good and marketable title to, or holds a valid lease to, (the "Operating Leases"), all of its office equipment, furniture, motor vehicles and other tangible personal property (collectively, the "Operating Assets") owned or used by it in its business, free and clear of all restrictions, liens, claims and other encumbrances except as set forth in SCHEDULE 5.9

          5.10 Contracts and Leases. SCHEDULE 5.10 sets forth the contracts and leases (including office lease) material to the operation of Private Entity and which have been previously delivered to NetVision, are valid, binding upon the parties thereto, in full force and effect and, except as indicated below, have not been amended or modified. Private Entity will cooperate in having the contracts and leases set forth on SCHEDULE 5.10 assigned to NetVision if requested by NetVision. Private Entity and NetVision acknowledge that a separate Agreement reflecting the assignment of the Contracts and Leases is not required as a result of the merger of Private Entity into NetVision.

          5.11 Intellectual Property Rights. To the best of Schell's and Schuler's knowledge Private Entity owns, or holds adequate licenses to, the intellectual property used in its business, including, without limitation, trademarks, service marks, copyrights, patents, and computer software and data bases, free and clear of all restrictions, liens, claims and other encumbrances, and such use does not and will not conflict with, infringe on, or otherwise violate any rights of others.

          5.12 Stockholders: Stockholder Benefits. The Stockholder benefits programs set forth in SCHEDULE 5.12 constitute the only Stockholder benefit programs in effect for Private Entity prior to the date of this Agreement.

          5.13 Employee Benefit Programs. The Employee Benefit programs set forth in SCHEDULE 5.13 constitute the only Employee benefit programs in effect for Private Entity prior to the date of the Agreement.

          5.14 Insurance. Private Entity has in place and in full force and effect, hazard and liability insurance policies with coverage amounts and deductibles as set forth in SCHEDULE 5.14.

          5.15 Insurance Coverage. The Stockholders and Private Entity shall take all action reasonably necessary to maintain, in the name and for the benefit of NetVision, all insurance policies of Private Entity, until the Closing.

          5.16 Bank Accounts. Schell, Schuler and Private Entity shall take all action reasonably necessary to maintain the current bank accounts, lock boxes and other depositories of Private Entity, until the Closing Date.

          5.17 Permits, Licenses and Compliance with Laws. For this Section, Schell, Schuler and Private Entity represent and warrant that they have no actual knowledge, nor any reason to know of any violations, and to the best of their knowledge:

               5.17.1 Private Entity maintains in full force and effect, all permits, licenses and approvals from federal, state, local and foreign governmental and regulatory bodies required in order to carry on its business.

               5.17.2 Private Entity is in compliance in all material
                      respects with all federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to its business.

               5.17.3 Neither Private Entity nor any officer, director or agent of Private Entity has been convicted of, charged with, or to the knowledge of Private Entity, Schell, or Schuler investigated for a violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, or financial misconduct, including but not limited any violation of the Securities Act, or State Securities Law; or has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court of governmental agency.

          5.18 Litigation. Except as set forth in SCHEDULE 5.18, (the "Litigation Schedule") there are no claims, complaints, suits, actions and judicial, regulatory, arbitration or governmental actions, proceedings or investigations pending, or to the knowledge of Schell, Schuler or Private Entity threatened, or anticipated, including actions known, or actions that Schell, Schuler or Private Entity have reason to know, against Private Entity, or any of their respective officers, directors or agents.

          5.19 Tax Payments and Returns. Private Entity has delivered to NetVision true and complete copies of its federal, state and local income tax returns for its tax year ended December 31, 1998. Except as set forth on Schedule 5.19, Private Entity has filed all tax reports and returns required to be filed by it through the date of this Agreement and has paid all taxes and other related charges (including interest and penalties) due or claimed to be due from it by foreign, federal, state or local taxing authorities. To the best of Schell's and Schuler's knowledge, no taxing authority has audited any portion or a tax return relating to Schell, Schuler or Private Entity, and there are no notices of audit, pending questions relating to, or claims asserted for, taxes or assessments received by or made against any Private Entity.

          5.20 Corporate Documents and Minute Books; Officers and Directors. The minutes of corporate proceedings, stock transfer records, Articles of Incorporation (or Certificate of Incorporation) and Code of Regulations (or by-laws) of Private Entity have been delivered to NetVision and are correct and complete, accurately reflect all actions and proceedings of the Stockholders and Board of Directors of Private Entity to date.

          5.21 Brokers/Fees. Negotiations related to this Agreement and the transactions contemplated hereby have been carried on by the Stockholders and Private Entity, and no brokerage or finders' fees are payable by any Stockholder or Private Entity to any other party in connection with this Agreement or the transactions contemplated hereby.

          5.22 Adverse Changes. Since, November 30, 1999, Private Entity has not suffered any material adverse changes in its financial condition, assets, liabilities or business or any material damage, destruction or loss to its assets, whether or not covered by insurance.

          5.23 Operations in the Ordinary Course. Except as set forth on
               Schedule 5.23, since November 30, 1999, Private Entity has been operated only in the normal and ordinary course, and has not:

               5.23.1 Issued or committed to issue any capital stock or other ownership interest therein; 5.23.2 granted or committed to grant any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership interest therein;

               5.23.3 entered into any material agreement to make capital expenditures;

               5.23.4 entered into any agreement relating to the borrowing of money or other contract for indebtedness, or the guarantee of any obligation for the borrowing of money;

               5.23.5 entered into any material real or personal property lease; or

               5.23.6 entered into, modified, or canceled any other
                      agreement, contract or commitment which is not terminable at will.

          5.24 Third Party Consents. The Stockholders and Private Entity have obtained and delivered, or will obtain and deliver by the Closing Date, to NetVision the consent or approval of each third party whose consent or approval is required or deemed necessary by NetVision for the consummation of the transactions contemplated by this Agreement.

          5.25 Transactions with Related Parties. Except for the employment of the Stockholders and as set forth on Schedule 5.25, there are no contracts, leases, loans, commitments, transactions, arrangements or other understandings, oral or written, between Private Entity and any Related Party. For purposes of this Section, the term "Related Party" means (a) any Stockholder, (b) the spouse, lineal descendant or other family member of a Stockholder, (c) any corporation, partnership, trust, limited liability company, or other entity controlled by, or under common control with a Stockholder, (d) any officer, director or Stockholder of Private Entity, and (e) any person who is a member, partner or Stockholder in any relationship or similar form of business association with any person or entity referred to above.

          5.26 Disclosure. To the best knowledge of Schell and Schuler and to the best knowledge of Private Entity, no representation or warranty by Schell, Schuler or Private Entity, or any document, written statement or certificate furnished to NetVision pursuant to this Agreement, contains any untrue statement of material fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading.

          5.27 Private Entity Liabilities. SCHEDULE 5.27 sets forth those certain liabilities of Private Entity, which NetVision shall assume pursuant to the terms of the Merger. These liabilities are categorized as liabilities not incurred in the normal course of business and include, but are not limited by, all obligations due from Private Entity to its past and present Stockholders, any debt incurred to raise capital financing, current and past litigation claims, and any other debt not incurred in the Ordinary Course of Business. There are no additional debts of Private Entity not incurred in the Normal Course of Business. The payment of the SCHEDULE 5.27 liabilities will become the obligation of NetVision from and after the Effective Time and shall be paid in the ordinary course of business.

          5.28 Private Entity Liabilities incurred in the normal course of business. SCHEDULE 5.28 sets forth as of the date hereof those other obligations of Private Entity incurred in the ordinary course of business and which remain due and owing as of the date hereof. Where exact amounts of these liabilities cannot be determined on the Closing Date, Private Entity shall indicate the estimated amount due and owing. The payment of the SCHEDULE 5.28 liabilities will become the obligation of NetVision from and after the Effective Time and shall be paid in the ordinary course of business.

          5.29 NetVision Review and Acceptance. The closing of this transaction is contingent upon NetVision's review of the revised Schedules
               5.27 and 5.28 (collectively "the Liability Schedules")which the Private Entity shall deliver on the Closing Date. NetVision's acceptance of said liabilities shall not in any manner modify, limit, or invalidate the representations and warranties of Private Entity and the Stockholder as contained in the Agreement, including but not limited to the representations, warranties and indemnification specifically pertaining to the accuracy of the liabilities listed in the Liability Schedules. No action, or inaction by NetVision, or any other party, including, but not limited to, Private Entity or Stockholder, nor any provision in this contract, or any other contract, writing, agreement, oral or otherwise, shall in any manner modify, limit, or invalidate the representations, warranties and indemnification by Private Entity and the Stockholder with respect to the Liability Schedules.

          5.30 Tax Payments and Returns. Private Entity has filed all tax reports and returns required to be filed through the date of this Agreement and has paid all taxes and other related charges (including interest and penalties) due or claimed to be due from Private Entity, by federal, state, local or foreign taxing authorities, except as where indicated on SCHEDULE 5.5 and
               SCHEDULE 5.19. Schell or Schuler has no actual knowledge, nor any reason to know, that any taxing authority has audited any portion of Private Entity 's tax return, and has no actual knowledge, nor any reason to know, that there are any notices of audit, pending questions relating to, or claims asserted for, taxes or assessment received by or made against Private Entity.

          5.31 Indemnification. For a period commencing on the Closing Date and continuing for twenty-four months thereafter, Schell and Schuler, jointly and severally, agree to defend, hold harmless and indemnify NetVision or any affiliate thereof from any and all liabilities or claims attributable to or arising out of a breach of a Shareholder's or Private Entity's representations and warranties, including without limitation the representations and warranties in connection with the Liability Schedules, that in the aggregate exceed the Diminutive Error, made by or on behalf of any person, corporation, estate or other legal entity; provided, however, that in no event shall Schell and Schuler be liable for any liabilities or claims in excess of $650,000 and Schell and Schuler may satisfy any claim in excess of $65,000 by tendering cash or NetVision Shares which shall be valued at $5.00 per share or a combination thereof. The parties hereby agree that the indemnification provisions contained in this Section 5.31 shall be NetVision's sole remedy at law or in equity in connection with a breach of the representations and warranties contained in Sections 4 and 5 of this Agreement. Notwithstanding the language contained herein, nothing limits or restricts Schell's liability or Schuler's liability for acts of fraud.

          5.32 Articles of Merger. After the Closing, Schell, Schuller and Private Entity shall cooperate with NetVision in full and it shall not take any action to hinder, delay, or prevent, the filing of the Certificate of Merger and Articles of Merger with the respective Secretary of State of Delaware and Commonwealth of Kentucky.

             SECTION 6 - REPRESENTATIONS AND WARRANTIES OF NETVISION

          6.1 Organization and Good Standing. NetVision is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, registered to conduct business in every jurisdiction where the failure to qualify would have an adverse impact on its ability to perform its obligations hereunder, including, the State of Indiana and the Commonwealth of Kentucky. NetVision has full corporate power to carry on its business as it is now being conducted.

          6.2 Authority. NetVision has the full legal right, power and authority to enter into, execute and deliver this agreement, and to perform its obligations under this agreement. This agreement has been duly executed and delivered by authorized officers of NetVision and is the valid and binding obligation of NetVision, enforceable in accordance with its terms. The execution and delivery of this agreement and the consummation by NetVision of the transactions contemplated will not:

               6.2.1 Conflict with, result in a breach of, or constitute or result in a default under any of the terms, conditions or provisions of the Certificate of Incorporation, Articles of Incorporation, By-laws, or other governing documents of NetVision.

               6.2.2 Require the further approval or consent of any federal, state, county or local court, or other Government or regulatory body or the approval or consent of any other person.

               6.2.3 Conflict with or result in a breach or violation of any of the terms and conditions of, or constitute (with notice, lapse of time, or both) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to NetVision, or any instrument, contract or other agreement to which NetVision is a party.

          6.3 The authorized capital stock and the number of shares of capital stock issued and outstanding for NetVision is as follows:



                                               AUTHORIZED SHARES        ISSUED SHARES           PERCENT

                           TELECOMM                                       2,000,100              89.997%
                           AYE.NET OWNERS                                   222,318              10.003%
                           TOTAL                     3,000,000            2,222,418             100.000%

          6.4 Brokers / Fees. Negotiations related to this agreement and the transactions contemplated hereby have been carried on by NetVision and no brokerage or finders' fees are payable by NetVision to any other party in connection with this agreement or the Transactions contemplated hereby.

          6.5 Payment of Liability Schedule Indebtedness. By operation of law without further action by the parties, NetVision shall assume any and all liabilities listed on the LIABILITY SCHEDULES after the Effective Time of the Merger. With regard to any liability listed on said LIABILITY SCHEDULES, where Stockholder has personally guaranteed the same, NetVision agrees to indemnify and hold harmless the Stockholder to the extent such Stockholder is obligated to perform pursuant to such guaranty.

          6.6 Articles of Merger. The preparation and acceptance of a Certificate of Merger and Articles of Merger shall not be a Condition Precedent to the Closing of this Agreement. Both parties represent and warrant that they will cooperate with the other party in full and that they will not take any action to hinder, delay, or prevent, the filing of the Certificate of Merger or Articles of Merger with the respective Secretary of State of Delaware and Kentucky.

          6.8 Acquisition of Stock for Investment. NetVision is acquiring the Private Entity shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of Private Entity. NetVision agrees that such shares of Private Entity may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the 1933 Act, as amended, except pursuant to an exemption from registration available under such Act. NetVision will not sell, offer to sell or solicit offers to buy any of the shares of Private Entity in violation of the 1933 Act or the securities law of any state.

          6.9 Disclosure. No representation or warranty by NetVision, or any document, written statement or certificate furnished to Private Entity or the Stockholders in connection with this Agreement, contains any untrue statement of material fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading.

          6.10 Indemnification. For a period commencing on the Closing Date and continuing for twenty-four months thereafter, NetVision agrees to defend, hold harmless and indemnify each of the Shareholders and their respective personal representatives, heirs and assigns from any and all liabilities or claims attributable to or arising out of a breach of NetVision's warranties that in the aggregate exceed the Diminutive Error, made by or on behalf of any person, corporation, estate or other legal entity; provided, however, that in no event shall NetVision be liable for any liabilities or claims in excess of $650,000, except in the event of fraud.

                            SECTION 7- MISCELLANEOUS

          7.1 Further Acts. The parties agree to perform any further acts and to execute and deliver any other documents, which may be reasonably necessary to carry out the intent and provisions of this Agreement.

          7.2 Assignment. None of the parties may assign any part of this Agreement without the prior written consent of the other parties, except that NetVision may assign its rights or obligations hereto to Telecomm Industries, so long as NetVision remains a controlled subsidiary thereof.

          7.3 Headings. The clause headings appearing in this Agreement have been inserted for the purpose of convenience and reference. They do not purport to, and will not be deemed to, define, limit or extend the scope or intent of the clauses to which they apply, and they will not be considered in construing the terms of this Agreement.

          7.4 Investigation Will Not Constitute A Waiver. No investigation, or lack thereof, by NetVision, or any of its agents, will be deemed to constitute or imply a waiver of any rights of NetVision may have, including any right to indemnification as the result of any material misrepresentation, or breach of warranty, or covenant in favor of NetVision as otherwise provided in this Agreement.

          7.5 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original for all purposes.

          7.6 Partial Invalidity. If any provision of this Agreement is invalid or is held illegal or unenforceable, then notwithstanding any such invalidity, illegality, or unenforceablility of such provision, the remainder of this Agreement will subsist and will be in full force and effect as though such invalid, illegal or unenforceable provision had been omitted form this Agreement.

          7.7 Entire Agreement. This Agreement embodies the entire agreement of the parties as to the subject matter herein contained. There are no promises, terms, conditions or obligations other than those contained herein; and this Agreement will supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto. Without limiting the foregoing, no letter, telegram, or other communication passing between the parties hereto, concerning any matter during the negotiation of this Agreement, will be deemed a part of this Agreement, nor will it have the effect of modifying or adding to this Agreement. The foregoing notwithstanding, the parties hereby acknowledge and agree that Private Entity and the Shareholders have not delivered the disclosure schedules referenced in this Agreement and that until the Closing of this transaction, the failure to disclose any information on such schedules which could make the representations and warranties contained herein true, accurate or not misleading shall not constitute a breach of this Agreement. Notwithstanding any other language to the contrary, for the purpose of this paragraph, the filing of Articles of Merger with the Kentucky Secretary of State and a Certificate of merger with the Delaware Secretary of State shall be sufficient evidence of said Closing.

          7.8 Additional Documents. Each party will execute and deliver, to either party, subsequent to the Closing, such other documents or instruments as may be reasonably necessary to effectuate the provisions and purpose of this Agreement. Without limitation of the generality of the foregoing, Private Entity will perform all reasonable acts to cause any licenses or permits issued to Private Entity to be assigned or transferred to NetVision in order that NetVision may conduct Private Entity 's Business subsequent to the Closing as herein contemplated.

          7.9 No Amendment. No amendment, modification, change or discharge of any term or provision of this Agreement will be valid or binding unless the same is in writing and signed by all the parties hereto. No waiver of any of the terms of this Agreement will be valid unless signed by the parties against whom such waiver is asserted.

          7.10 Gender. All terms and words used in this Agreement, regardless of the number and gender in which they are used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement, or any other section or clause herein, may require, the same as if such words had been fully and properly written in the required number and gender.

          7.11 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

          7.12 Construction. This Agreement has been prepared by the joint efforts of the respective attorneys for each of the parties. This Agreement should be interpreted fairly, and not strictly construed against either party.

          7.13 No Third Party Beneficiaries. The parties affirmatively state that they do not intend to confer any legal or contractual rights or benefits upon any third persons or Entities, either directly or incidentally, and all legal rights, duties and obligation set forth in this Agreement will bind and benefit only the parties hereto.

          7.14 Notices. Any notice or demand required or permitted to be given hereunder, will be in writing, signed by the party giving or making the same, and will be delivered by certified mail, return receipt requested, or by personal hand delivery, to all parties hereto at their respective addresses hereinafter set forth. In the event that delivery of any such notice or demand cannot be effected as aforesaid, the same may be served by any method authorized for the service of legal process as set forth in the Kentucky Rules of Civil Procedure. Any party hereto will have the right to change the place to which any such notice or demand, or other written instrument will be sent to him by similar notice sent in a like manner to all parties hereto. The date of mailing of any such offer or demand, if applicable, will be deemed to be the date of such offer or demand and will be effective form that date. The addresses of the parties to this Agreement are as shown herein below.


To Shareholder(s) Set Forth on SCHEDULE 7.14

To the Company:     NetVision.com, Inc.
                    8450 Westfield Blvd, Suite 100.
                    Indianapolis, IN 46240
                    Attn.: Mr. Paul Satterthwaite, CEO and Chairman of the Board
                    Attn:  Mr. Nicholas Bacon, General Counsel

          7.15 Binding. This Agreement will bind and inure to the benefit of the parties hereto, their respective assigns, and personal representatives and successors.

          7.16 Incorporation by Reference. All Exhibits Schedules and documents attached hereto will be deemed to be incorporated herein by reference as though fully set forth.

          7.17 Competent Professional Advice. All parties to this agreement have reviewed this agreement with competent legal counsel. Both parties have sought and obtained legal counsel and certified public accountants with respect to this agreement and the transactions contemplated therein. Both parties, therefore, enter this agreement, knowingly, intentionally, and intelligently.

          7.18 Professional Fees. Each Party shall bear the expense of any Professional Fees, including, but not limited to, Attorney fees, Accountant fees, or Investigative fees. However, notwithstanding this paragraph, in the event of a Breach of this Agreement, the breaching party shall be responsible for Attorney fees and costs of collection.

          7.19 Choice of Law. The Parties all consent to the non-exclusive subject matter and personal jurisdiction of the State of Indiana and State of Kentucky. Non-exclusive preferred venue lies in the Superior Court, County of Marion, State of Indiana.

          7.20 Post Closing Covenants of NetVision.

               7.20.1 NetVision shall not require the business of Private
                      Entity to relocate to the Offices of Winnet
                      Communications, Inc., a Kentucky corporation
                      ("Winnet"), until such time as Winnet has been finally acquired by NetVision.

               7.20.2 Within 30 days following closing, NetVision shall use its best efforts to cause each creditor or other obligee of Private Entity to release any personal guaranty of the Shareholders securing any debt or other obligation of Private Entity as set forth on the LIABILITY SCHEDULES.

               7.20.3 So long as a Shareholder or his/her spouse remains a shareholder of NetVision, NetVision shall provide or cause to be provided to such Shareholder or such Shareholder's spouse free of any charge, two internet access accounts. So long as Schuler or his spouse remains a shareholder of NetVision, NetVision shall provide or cause to be provided to Schuler or Schuler's spouse free of any charge, eight additional internet access accounts. These access accounts shall be at the fastest access speeds then utilized by at least 33% of the residential consumers in the Shareholder's local market or such lesser speed as the Shareholder may choose and shall include the most common and widely used services.

                        SECTION 8 - CONDITIONS PRECEDENT

          8.1 Termination at will until Closing. Either Party may terminate this Agreement without liability until the transaction set forth herein becomes effective, as defined by satisfactory Closing set forth in Section 9.

          8.2 Good Faith Progress. All parties intend to Close this transaction as set forth below in Section 9, and will take any and all reasonable action to do the same. Failure or refusal to Close as a result of the failure to satisfy any of the following shall be deemed a good faith failure and as such allows a termination without liability.

               8.2.1 Completion and delivery of all Schedules and Exhibits as referenced in this agreement by both parties, and acceptance of the same by both parties.

               8.2.2 Successful completion of due diligence as performed by auditors, attorneys or agents of NetVision.

               8.2.3 Execution of the mutually acceptable Non-Competition
                     Agreement by NetVision and

                     Schuler, in substantially the same form as attached as Exhibit A.

               8.2.4 Execution of the mutually acceptable Employment
                     Agreement by Netvision and Schell, , in substantially the same form as attached as Exhibit B.

               8.2.5 Execution of a mutually acceptable Registration Rights
                     Agreement by all parties, in substantially the same form as attached as Exhibit C.

               8.2.6 Execution of the Document titled Checklist of Merger, attached as Exhibit D. Said document has no binding effect other than to reflect the parties understanding regarding the necessary documentation to effectuate this Merger.

               8.2.7 Execution and Delivery of Certified Corporate
                     Resolutions authorizing this Merger transaction by both parties.

                               SECTION 9 - CLOSING

          9.1 Upon the Closing as set forth below, this Agreement shall become a legally binding, valid and enforceable Agreement, and shall supersede any previous Agreement executed by and between the Parties on the same subject matter, including but not limited to the Letter of Intent and any previously executed Merger Agreement.

          9.2 The Closing of this transaction shall be deemed an express representation that there have been no material changes by, between or among, any of the parties hereto, since the execution of this Merger Agreement.

          9.3 Closing Date and Time. The Closing shall take place on the 11th day of January, 2000 at 9:00am, or such other date and time as subsequently may be agreed upon by the parties, in writing. Any reference herein to the Closing Date for the purpose of establishing a point in time, or calculating a period of time, means 11:59 p.m., local time on the Closing Date.

          9.4 Transfer of Business. Upon the successful Closing of this transaction, NetVision and Private Entity shall become one entity, and Private Entity shall cease to exist as a valid and legally existing entity. Any and all business transactions, or activities, as contemplated by this agreement, shall be transferred to NetVision. In no event shall this clause, or any other clause in this contract, be construed to effect the Representations, Warranties or Indemnification as set forth by both parties in this agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement, consisting of 16 pages. The intent of the Parties is to be legally bound thereby.

Signed in the Presence of the following, and on the date first indicated on this agreement:

                            GLOBAL MARKETING CONCEPTS, INC.

                           By:
                              -----------------------------------
                               Jeremy N. Schell, President

                           NETVISION .COM, INC.  (NetVision)

                           By:
                              ------------------------------------
                               Paul J. Satterthwaite, CEO and
                               Chairman of the Board

                           STOCKHOLDERS

                           -------------------------
                           Jeremey N. Schell, Individually

                           -------------------------
                           E. Allen Schuler, Individually

                           -----------------------------
                           Stan Logan, Jr., Individually

                           -----------------------------
                           James Lavelle, Jr., Individually

                           -----------------------------
                           John Lavelle, Individually

                           -----------------------------
                           Jonathan Robertson, Individually